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                                                                    EXHIBIT 10.5



STATE OF SOUTH CAROLINA    )
                           )
COUNTY OF GREENVILLE       )


                      FIRST AMENDMENT TO LEASE AND SUBLEASE


         THIS FIRST AMENDMENT TO LEASE is dated as of March 18, 1998 and is by and between YAGER/KUESTER PUBLIC FUND LIMITED PARTNERSHIP, a North Carolina limited partnership ("Landlord"), Branch Banking and Trust Company, a North Carolina corporation ("Sublandlord"), and BB&T Insurance Services, Inc., a North Carolina corporation ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, by Lease Agreement dated July 19, 1989 (the "Lease Agreement"), United Carolina Bank, the precedessor in interest to Landlord, leased the premises of approximately 9,789 square feet known as Suite 100 in the United Carolina Bank Building, 770 Pelham Road, Greenville, South Carolina (the "Premises") to United Carolina Bank of South Carolina ("UCB of SC"); and

         WHEREAS, pursuant to a Sublease Agreement dated April 1, 1997 (the "Sublease Agreement"), UCB of SC subleased to Tenant a portion of the Premises; and

         WHEREAS, Landlord, Sublandlord and Tenant now desire to amend the terms and conditions of the Lease Agreement and Sublease Agreement to provide, among other things, that Tenant will sublease the entire premises covered by the Lease Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

         1. Definitions. All capitalized terms set forth herein that are not otherwise defined shall have the meanings given them by the Lease Agreement and Sublease Agreement.

         2. Terms. The terms of the Lease Agreement and Sublease Agreement shall be extended to July 31, 2005.

         3. Subleased Premises. Landlord hereby leases to Sublandlord, and Sublandlord hereby leases to Tenant the Premises for the extended term described above upon the terms and conditions herein described. The subleased Premises may be used for banking or office purposes.

         4. Monthly Rent. The monthly base rent for the Premises (hereinafter referred to as "Monthly Rent") under the Lease Agreement and Sublease Agreement, which Tenant hereby agrees to pay directly to Landlord in advance on the first day of each calendar month during the term of the Lease Agreement and Sublease Agreement, as extended, shall be Twelve Thousand Six Hundred Forty Four and Thirteen One Hundredths Dollars ($12,644.13). The first day of the first full month subsequent to the execution of



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this Agreement shall be referred to herein as the "Commencement Date of the
Extended Term." On the first anniversary date of the Commencement Date of the Extended Term and on each anniversary date thereof during the remainder of the term of the Lease Agreement and the Sublease Agreement as extended hereby, the Monthly Rent shall be increased by an amount equal to two percent (2%) of the base Monthly Rent paid for the immediately preceding 12 month period; provided however, that prior to the computation of the two percent (2%) increase, the amount of Monthly Rent shall be decreased by Tenant's proportionate share of Operating Expenses.

         5. Options to Extend. Landlord grants to Sublandlord and Sublandlord hereby grants to Tenant two (2) consecutive options to extend the term of the Lease Agreement and Sublease Agreement, respectively, each such option being for a period of five (5) years and (hereinafter referred to as the "First Extension Period" and the "Second Extension Period" respectively, and also generally referred to as an "Extension Period"), provided Tenant exercises each such option as set forth below. Tenant may exercise each such option to extend only by serving on Landlord and Sublandlord written notice of its intent to exercise the extension option to extend no later than one hundred and eighty (180) days prior to the date of expiration of the term of the Lease Agreement and Sublease Agreement, as hereby extended, or the First Extension Period, as applicable. Additional rent for increases in Operating Expenses shall continue to be paid by Sublandlord and Tenant, provided that the base amount for such expenses as set forth in Section 4 of the Lease Agreement shall be established at Five and Fifteen One Hundredths Dollars ($5.15) per square foot.

         Any properly exercised renewal shall be governed by the same provisions set forth herein except that monthly base rent at the commencement of each such renewal period shall be at the then existing fair market rental for the premises. "Fair Market Rental" shall mean the Fair Market Rental applicable to commercial space of size and quality similar to the premises in the downtown Greenville, South Carolina area, in the proximity of the building. Fair Market Rental shall be determined as follows: upon Landlord's receipt of Tenant's notice of exercise of a renewal option, the parties shall attempt to agree on the rent to be applicable during said renewal period in question, but if the parties cannot agree on the rent to be applicable during said renewal period within thirty (30) days after Tenant's notice, then within twenty (20) days after the expiration of said 30-day period, Landlord and Tenant shall each appoint an appraiser and the two appraisers so appointed shall attempt to agree upon the fair market rental of the Premises. If within thirty (30) days after the appointment of the last appraiser appointed hereunder the two appraisers cannot agree upon the fair market rental then within five (5) days after the expiration of such 30-day period both appraisers shall submit their written opinion of such fair market rental to Landlord and Tenant, and the two appraisers shall then select a third appraiser. The third appraiser shall submit his opinion as to fair market rental for the Premises to both Landlord and Tenant within thirty (30) days following his appointment. If the rental as set by the third appraiser is an amount between the rental as set by the two other appraisers, then his opinion shall be final and binding on the parties hereto. If the rental as set by the third appraiser is lower than the lower rental as set by the other two appraisers, or higher than the higher rental as set by the other two appraisers, then the rentals as set by the third appraiser shall be disregarded totally, and the applicable rent shall be the amount computed by averaging the rental as set by the first two appraisers. If the two appraisers fail to agree upon the third appraiser within five (5) days after the expiration of the 30-day period they have to agree upon the rental, then the third appraiser shall be selected by the highest ranking officer of the American Arbitration Association's Office in Greenville, South Carolina. All appraisals shall be expressed as a rental per square foot. Each appraiser shall have an M.A.I. and/or S.R.P.A. designation, be licensed in the State of South Carolina, be


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disinterested and be experienced with the appraisal of rental property in the uptown Greenville, South Carolina area. Each party shall bear the fees and expenses of the appraiser appointed by it, and the parties shall equally share the fees and expenses of the third appraiser.

         6. Right of First Refusal. It is understood and agreed that the Lessor will not lease any space on the first floor in the building which becomes available to any other person or entity without first offering such space to Tenant. Tenant shall have thirty (30) days from the date of notification by Landlord to accept/reject such space, with any failure by Tenant to respond being deemed a rejection. In the event Tenant does the reject the space which is so offered, Landlord shall have six (6) months from the date of such rejection to lease the space to third parties before again offering such space to Tenant in accordance herewith.

         7. Parking. Landlord guarantees it shall assure the availability to Sublandlord and Tenant of an allocation of forty-two (42) parking space in the parking facility serving the building for use by Tenant and its employees during the term of the Lease.

         8. Assignment and Subletting. Tenant may assign, hypothecate or otherwise transfer its rights hereunder to any parent, subsidiary, affiliate or successor by merger, acquisition or consolidation of Sublandlord and Tenant, without the consent of Landlord, and such entity may engage in nonbanking services. However, such assignment, hypothecation or transfer of the Lease Agreement or Sublease Agreement shall not be construed as a waiver or release of Sublandlord and Tenant from the terms of any covenant or obligation under the Lease Agreement or Sublease Agreement, as herein amended.

         9.       Tenant's Insurance.

                  a. Tenant, at its sole cost, shall obtain and maintain in full force and effect at all times during the term of the Lease Agreement and Sublease Agreement, including during any extension periods, Property Hazard Insurance (written on an "All Risk" and a full replacement value basis with an extended coverage endorsement) insuring against damage to and loss of Alternations, Initial Tenant Improvements, fixtures, equipment, furniture, and all other personal property in and about the Premises.

                  b. Tenant, at its sole cost, shall obtain and maintain in full force and effect at all times during the term of the Lease Agreement and Sublease Agreement, including during any extension periods, a comprehensive general liability policy insuring against personal injury, death and property damage with a single limit of at least Two Million Dollars ($2,000,000.00) per person and Five Million Dollars ($5,000,000.00) per occurrence for personal injury and death, and Five Hundred Thousand Dollars ($500,000.00) for property damage.

                  c. Tenant, at its sole cost, shall obtain and maintain in full force and effect at all times during the term of the Lease Agreement and Sublease Agreement, including during any extension periods, worker's compensation or similar insurance in form and amounts required by law.



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         10.      Landlord's Insurance.

                  a. Landlord, at its sole cost, shall obtain and maintain in full force and effect at all times during the term of the Lease Agreement and Sublease Agreement, including during any extension periods, Property Hazard Insurance (written on an "All Risk" and a full replacement value basis with an extended coverage endorsement) insuring against damage to the Building and all other personal property in and about the common areas of the Building.

                  b. Landlord, at its sole cost, shall obtain and maintain in full force and effect at all times during the term of the Lease Agreement and Sublease Agreement, including during any extension periods, a comprehensive general liability policy insuring against personal injury, death and property damaged with a single limit of at least Two Million Dollars ($2,000,000.00) per person and Five Million Dollars ($5,000,000.00) per occurrence for personal injury and death, and Five Hundred Thousand Dollars ($500,000.00) for property damage.

                  c. Landlord, at its sole cost, shall obtain and maintain in full force and effect at all times during the term of the Lease Agreement and Sublease Agreement, including during any extension periods, worker's compensation or similar insurance in form and amounts required by law.

         11. Estoppel Certificates. Sublandlord and Tenant each agrees, upon not less than twenty (20) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that the Lease Agreement and Sublease Agreement are in full force and effect as modified herein, (ii) stating the dates to which rent and other charges hereunder have been paid by Tenant, (iii) stating the address to which notices to Tenant should be sent, and (iv) agreeing not to pay Monthly Rent more than thirty (30) days in advance or to amend the Lease Agreement or Sublease Agreement without the consent of any mortgage lender having a security interest in the Building.

         Landlord agrees, upon not less than twenty (20) days prior written notice by either Sublandlord or Tenant, to execute, acknowledge and deliver to Tenant a statement in writing (i) certifying that the Lease Agreement is in full force and effect as modified herein, (ii) stating the dates to which rent and other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement or condition contained in the Lease Agreement and Sublease Agreement, and, if so, specifying each such default of which Landlord may have knowledge, and (iv) stating the address to which notices to Landlord should be sent. Any such statement delivered pursuant hereto may be relied upon by Tenant any lender or creditor of Tenant, any prospective purchaser of Tenant, or any prospective assignee of any such lender, creditor or purchaser.

         12. Notices To Tenant. The notice addresses to be used for Tenant under the Lease Agreement and Sublease Agreement shall be as follows:

Mail:                                     Hand Delivery:
  Attn:  Real Estate Services               Attn:  Real Estate Services
  BB&T                                      BB&T
  P.O. Box 1220                             1100 Reynolds Boulevard
  Winston-Salem, North Carolina  27102      Winston-Salem, North Carolina  27101



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         13. Default by Landlord. The occurrence of any one or more of the following events shall constitute a default by Landlord ("Landlord Default"):

                  (i) The failure by Landlord to make any payment required to be made by Landlord hereunder, as and when due, where such failure shall continue for a period of ten (10) days after receipt of written notice thereof from Tenant to Landlord; and

                  (ii) The failure by Landlord to observe or perform any of the covenants, conditions or provisions of this Lease where such failure shall continue for a period of thirty (30) days after receipt of written notice thereof from Tenant to Landlord; provided, however, that if the nature of Landlord's Default is such that it cannot be cured solely by payment of money and that more than thirty (30) days may be reasonably required for such cure, then Landlord shall not be deemed to be in default if Landlord shall commence such cure within such thirty
         (30) day period and shall thereafter diligently prosecute such cure to completion.

         In the event of a Landlord Default, Landlord shall be liable for damages sustained by Tenant on account of such Landlord Default, including, if Tenant is required to vacate the Premises due to such default, rental increases sustained by Tenant, attorneys' fees, brokerage fees, and expenses of relocation such as moving expenses and the costs of placing a new rental location in the same condition as the Premises on the date of the Landlord Default. In the event of a Landlord Default, then Tenant in addition to other rights or remedies it may have, at Tenant's sole option, may perform such obligations of Landlord. Tenant shall have the right to set off any expense incurred thereby against any rent or other payment due or to become due hereunder from Tenant.

         Except as otherwise expressly modified by the terms of this Amendment, the Lease Agreement and Sublease Agreement shall remain unchanged and in full force and effect.

         IT WITNESS WHEREOF, Landlord, Sublandlord, and Tenant have executed this Amendment as of the date first written above.

LANDLORD:                                   SUBLANDLORD:

YAGER/KUESTER PUBLIC FUND                   BRANCH BANKING AND
    LIMITED PARTNERSHIP, A NORTH CAROLINA       TRUST COMPANY
    LIMITED PARTNERSHIP

   BY:      FSK LIMITED PARTNERSHIP          By: /s/ Marcia Comts
            GENERAL PARTNER                  Title: Assistant Vice President

     By: /s/ Faison S. Kuester, Jr.         TENANT:
        Faison S. Kuester, Jr., General Partner
        of FSK Limited Partnership               BB&T INSURANCE SERVICES, INC.

                                              By: /s/ Paula Jean Farrell
                                              Title: Senior Vice President

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